AGREEMENT BETWEEN
                     EXECUTIVE TELECARD SA (SWITZERLAND)
                                     AND
                   TELSTRA CORPORATION LIMITED (AUSTRALIA)
                                     FOR
                               ENHANCEMENT OF
                       TELECOM AUSTRALIA CALLING CARD




                        EXECUTIVE TELECARD AGREEMENT

          This agreement (hereinafter referred to as the "Agreement") is made as of this third day of August, 1993 by and between Executive TeleCard SA, (hereinafter referred to as "TeleCard"), a corporation whose address is Rue de la Morache 14, 1260 Nyon, Switzerland, and Telstra Corporation Limited ACN 051 775 556 (hereinafter referred to as "Telecom"), a corporation organised under the laws of Australia with its principal offices located at 231 Elizabeth Street, Sydney, NSW 2000, Australia.

                                 WITNESSETH:

WHEREAS, TeleCard provides a service which enables users of the public telephone systems in various countries to charge their telephone calls to a credit card while in such countries; and

WHEREAS, Telecom has a requirement for such service for use by holders of telephone calling cards issued by Telecom and desires to obtain such services from TeleCard.

NOW THEREFORE, for and in consideration of the mutual premises and covenants contained herein and for other good consideration and intending to be legally bound by this Agreement, the parties agree to the following:

I.        DEFINITIONS

In this Agreement, unless the context or use indicates another meaning:

"Account Number" in respect of a Telecom Card shall mean the numbers appearing on the face of that Telecom Card.

"Commencement Date" shall mean the date of the first use (other than for testing purposes) of a Telecom Card to obtain the Service.

"CAVIAR" shall mean the Computer-Assisted Variable International Automatic Redialler or other system which allows TeleCard to capture usage information and issue monthly bills in any major currency with full call details and allows callers to place authorised direct-dial domestic and international calls in a country in which there is a CAVIAR node, or from which a CAVIAR node is accessible.

"Operator Assisted Service" shall mean the TeleCard USA based operator assist help desk which can be accessed by way of toll-free access from the countries listed in Part 3 of Appendix A and where, upon providing the relevant Account number and PIN and called number details to the operator, the call will be placed by that operator.

"PIN" shall mean the four (4) digit Personal Identification Number issued to each Telecom Cardholder for use in conjunction with the Account Number.

"PVV" shall mean the Personal Verification Value [ ] which represents a numeric value [ ].

[ ] which, when applied to the Cardholder's Account Number and PIN, will result in a value which, if the Account Number and PIN are valid, will [ ].

"Restricted Card List" or "RCL" shall mean the list, to be updated daily, supplied by Telecom to TeleCard which contains the Account Number of Telecom Cards which are being improperly used and lost, stolen and/or cancelled Telecom Cards which are then to be blocked from use.

"Service" shall mean the service provided by TeleCard which enables the users of public telephone systems in those countries other than Australia in which a CAVIAR system node is located or from which a CAVIAR system node is accessible (being currently the countries listed in Appendix A) to make domestic and international telephone calls using a telephone calling card which is recognised by CAVIAR.

"Service Charge" shall mean an annual charge applied to each Telecom Cardholder that actually uses the Service which will be due for the initial annual period upon the first use of the Service. Use in subsequent annual periods will result in the annual charge applying from the anniversary date of the first use of the Service.

"Telecom Card(s)" shall mean Telecom Telecard-TM-, activated Telecom Network Plus cards and other telephone calling cards issued by Telecom as are agreed between the parties from time to time.

"Telecom Cardholder(s)" or "Cardholder(s)" shall mean the holder(s) of a Telecom Card.

2.        THE SERVICE

2.1       Expansion of the Service.

          TeleCard shall use its best efforts to expand the Service to countries additional to those listed in Part 1 of Appendix A, to include those countries listed in Part 2 of Appendix A.

2.2       Provision of Service to Telecom Cardholders

          TeleCard shall make the Service available for use by each Telecom Cardholder where the Telecom Card has been activated in the TeleCard CAVIAR databases and is, in respect of each call made by the Telecom Cardholder, validated in accordance with the procedures outlined in Section 2.2.B.

          TeleCard agrees that the Service to be provided to Telecom Cardholders shall be such that all calls made shall be redialled through the principal administration or recognised private operating agency (being an administration or recognised private operating agency within the meaning ascribed to those terms in the International Telecommunication Convention) in the country of calling (hereinafter referred to as the "PTT") so as to make accessible to the Telecom Cardholder caller the international telephone network facilities of the PTT.

          For the purposes of TeleCard providing the Service to Telecom
          Cardholders:

          A.   Order Entry.

          Not later than 30 days after the execution of this Agreement, TeleCard shall update its CAVIAR databases with Telecom Card Account Numbers, associated PVV's and [ ].
          TeleCard will use these stored values to undertake and perform several authenticity checks required for validation. Telecard agrees to adapt its software to accept the Telecom Card numbering system and technical specifications, and to undertake a testing program as agreed between the parties that provides a level of assurance acceptable to each party that the processes are functioning satisfactorily. The storage of the Telecom PVV algorithm in the TeleCard databases will occur at no cost to Telecom. TeleCard undertakes that all Telecom Cardholder information (including the [ ]) will be handled with full security measures, will be used solely and strictly for the purpose of providing the Service to Telecom Cardholders in accordance with this Agreement and otherwise will be treated as Confidential Information in accordance with Section 13.

          B.   Card Validation

          TeleCard shall undertake the following validation checks prior to the placement of a call:

          (a) Analyse the Telecom Card Account Number to determine if the card presented is eligible to use the Service. [ ]

          (b) As from 1 January 1994 or later agreed date, carry out [ ] to assure that the Telecom Card number is valid.

          (c) Check that the Telecom Card Account Number is not listed in the Telecom RCL.

          (d) Apply the [ ] to the Telecom Card Account Number and PIN [ ] that can be compared with the stored PVV.

          C.   Call Completion and Floor Limits

          TeleCard shall provide to Telecom and keep current a detailed listing of the designated local phone numbers for TeleCard in each country of operation of the Service and Telecom shall provide these numbers to Telecom Cardholders. Each such local phone number shall connect a Telecom Cardholder wishing to use the Service to a CAVIAR node or an operator, whereupon the caller shall be requested to provide the caller's Account Number and PIN and the telephone number to be called. TeleCard shall validate the transaction in accordance with the procedures in
          Section 2.2.B. TeleCard shall implement a facility that will impose periodic cumulative expenditure limits as agreed with Telecom.

          D.   RCL

          Telecom shall provide weekly, in a medium to be agreed, a composite RCL file to TeleCard which TeleCard shall use to update its database. TeleCard shall update all of its Service databases with information from the most current weekly RCL or daily update no later than [ ] after receipt.

          E.   Future Development

          As a priority, TeleCard and Telecom shall work jointly toward the development of [ ]. It is expected that TeleCard will implement [ ]. A requirement for development of [ ] is also foreseen.

3.        BILLING AND SETTLEMENT

3.1       Billing

          TeleCard will transmit call records and charges to Telecom in a manner and format to be agreed thereby providing billing details for all calls made using Telecom Cards to Telecom. These individual billing records will be submitted to Telecom on, at a minimum, a weekly basis for settlement. Each record will include:

          - Telecom Card Account Number
          - date and time of the call
          - telephone number called
          - originating country including (where possible) geographic location
          - duration of call in minutes and seconds
          - TeleCard rating of the call in the currency of call origin
          - Service Charges due under Section 11.2

          Telecom reserves the right to re-tariff or surcharge calls when billing Telecom Cardholders and to represent billing details according to its corporate policy on such issues.

3.2.      Settlement

          TeleCard will bill Telecom on a monthly basis charges for calls made by Telecom Cardholders in the preceding month based on TeleCard's published tariffs and Service Charges due (see
          Section 11.2) in the currency of Australia ("Australian Dollars"). Where TeleCard must convert from another currency to Australian Dollars it shall use the conversion rates published by Dow Jones [ ].

          Telecom shall pay TeleCard in Australian Dollars all charges recorded by TeleCard less the Administration Fee (see Section 11.1) and any Refunds and Credits and Chargebacks due under 3.3 and 3.4 below, within 30 days of receipt of the statement from TeleCard.

3.3.      Refunds and Credits.

          Telecom shall be entitled to refuse payment to TeleCard and/or receive an immediate refund from TeleCard if payment has been made for calls placed by Telecom Cardholders using the Service under the following circumstances:

          (i) the call was made with a Telecom Card appearing on the RCL received by TeleCard in time to be posted to the Service databases in accordance with Section 2.2.D.

          (ii) the call transaction is under [ ] and the Telecom
               Cardholder has refused to make payment to Telecom with respect to the call on the grounds that the call was of poor transmission quality or a misdialled call;

          (iii) the Telecom Cardholder asserts the call transaction is unauthorised or fraudulent and refuses to make payment to Telecom.

          In the event that the call transaction appears to be fraudulent, TeleCard shall investigate the charges through various established methods. This process may include contacting the Telecom Cardholder and possibly blocking the Telecom Card from the Service until the investigation is completed.

          TeleCard agrees that [ ] any and all calls alleged to be fraudulent or unauthorised by Telecom Cardholders shall be deemed to be fraudulent or unauthorised calls for purposes of this Agreement. Telecom agrees to cooperate fully with TeleCard in the investigation of suspected fraudulent activities associated with the use of any Telecom Card on the Service.

3.4.      Chargebacks.

          Chargebacks shall be accepted by TeleCard as set forth in Appendix B. TeleCard agrees to be responsible for all charges that are properly charged back by Telecom as set forth in Appendix B.

4.        SECURITY AND FRAUD DETECTION SERVICES

4.1.      In addition to the Card validation procedures outlined in
          Section 2.2.B, TeleCard shall provide the following levels of security and fraud control:

          (1)  Daily transmission to Telecom of usage of Telecom Cards
               [ ].

          (2)  [ ].

          (3)  [ ].

4.2. TeleCard shall poll all Service Caviar databases on a daily basis and utilise proprietary fraud control software to analyse every call recorded in those databases. TeleCard shall produce a daily report to Telecom based on such analysis which lists in respect of Telecom Cards:

          (1)  all telephone calls of more than [ ];

          (2)  Account Numbers to which are charged [ ];

          (3)  Account Numbers to which [ ];

          (4)  Account Numbers to which are charged telephone calls made
               [ ];

          (5) any attempted use of an Account Number which does not appear in the Service database (where applicable); and

          (6)  [ ].

          Each of the activities described in items (1) through (6) may indicated "abnormal usage".

4.3. If any patterns of abnormal usage are detected (which can be reasonably suspected to indicate fraudulent usage), TeleCard shall immediately block the relevant Account Number(s), promptly notify Telecom via telephone or facsimile that such action has been taken, and await recommendations from Telecom. Situations which will result in the blocking of a Telecom Card shall be agreed from time to time by the parties in writing.

5.        CUSTOMER SERVICE

TeleCard warrants and represents that it will develop and implement mutually acceptable customer service performance standards and facilities in support of Telecom Card users of the Service and that:

(i) the language for customer prompting used by the Service shall be English;

(ii) TeleCard will provide local toll-free numbers for English-speaking Operator Assisted Service; and

(iii) TeleCard will provide customer service facilities in Denver, Colorado for Telecom Cardholders whilst they are outside Australia.

6.        REPORTS

TeleCard agrees to provide and generate such reports, documentation and tracking information as may be reasonably requested by Telecom regarding utilisation and performance of the Service.

7.        AUDIT and RECORD RETENTION

7.1 Telecom shall have the right to audit, during business hours and upon reasonable notice and at Telecom's expense, TeleCard records relating to card validation and screening and call placement under this Agreement to determine TeleCard compliance with this Agreement.

7.2 TeleCard shall retain detailed call information records for Cardholders using the Service for a period of not less than one year or any such longer time as may be required by law.
          TeleCard shall provide Telecom with a copy of any such records within [ ] of receipt of a written request.

8.        MARKETING ACTIVITIES

The parties shall carry out activities relating to marketing the Service to Telecom Cardholders as follows:

A. Telecom Cardholder Promotional and User Material. TeleCard shall provide to Telecom instructional material delineating pricing, procedures for use of the Service and such agreed promotional and user material in a medium which will assist Telecom to promote and assist the use of the Service by Telecom Cardholders. When requested, TeleCard shall provide, free-of-charge, technical and marketing assistance in the production of Cardholder information for use of the Service.

B. Advertising. At Telecom's expense, Telecom shall advertise, use direct mail and engage in such sales promotions and other related marketing activities as Telecom deems, in its absolute discretion, suitable to promote the use of the Service to Telecom Cardholders.

C. Tone Dialers. TeleCard shall make Tone Dialers available to Telecom Cardholders at a cost of not more than [ ] each.

D. Customisation. TeleCard shall adopt and implement emerging world standards for customer interfaces and other operational aspects of the Service, including validation standards as they emerge so long as the implementation of any such standard would not result in the lowering of any standard (including validation checks and procedures) agreed.

9.        SERVICE PERFORMANCE LEVELS

9.1       Availability

          TeleCard shall make all reasonable efforts to ensure that the accessibility to and availability of its CAVIAR nodes is maintained at a level being equivalent to similar carrier service offerings.

9.2       Service Quality

          TeleCard shall make all reasonable efforts to ensure that users of the Service consistently experience high end to end call quality.

10.       TRADEMARKS, SERVICE MARKS AND LOGOS.

TeleCard agrees that it has no right, title or interest in any of Telecom's trade or service marks, logos or names ("Telecom Marks") and agrees that it shall not use Telecom Marks without the prior written consent of Telecom, which consent may be withheld at Telecom's discretion. TeleCard hereby authorise Telecom, for the term of the Agreement, to publish the name of TeleCard and the locations of the Service in any directory of merchants or other publication of Telecom. Telecom agrees that the TeleCard trade or service marks and logos ("TeleCard Marks") belong to TeleCard and Telecom agrees to use its best efforts during and after the term of the Agreement to protect TeleCard's interest in TeleCard Marks insofar as any prejudice to TeleCard's interest therein may arise by reason of any act or omission of Telecom under or in connection with this Agreement.

11.       COMPENSATION

11.1      Administration Fee

          For the marketing and administrative services provided by Telecom (including billing to and collection from Telecom Cardholders), TeleCard shall pay Telecom a fee ("the Administration Fee") equal to [ ] of the charges payable to TeleCard by Telecom for use of the Service by Telecom Cardholders. Telecom shall be entitled to deduct the Administration Fee from each payment made by Telecom to TeleCard under Section 3.2. The Administration Fee shall be calculated on the basis of records submitted to Telecom under Section 3.1 less any chargebacks as set out in Section 3.4 and without any adjustment for Credits or Refunds (Section 3.3).

          TeleCard and Telecom shall review the Administration Fee annually commencing on the first anniversary of the Commencement Date. The current Administration Fee shall continue to apply during the review period. If the Administration Fee is varied as a result of the review, the new Administration Fee shall be effective from the relevant anniversary of the Commencement Date and adjustment payments will be made between the parties as appropriate and necessary to give effect to the new Administration Fee from that date.

11.2      Service Charge

          A Service Charge of [ ] will be billed to Telecom for each Telecom Card accessing the Service. TeleCard shall include this fee as it is incurred as set out in Section 3.1 of this Agreement.

11.3      Pricing

          TeleCard shall keep Telecom advised of TeleCard's current tariffs for the Service in each country where the Service is offered and shall notify Telecom in writing of any changes to such tariffs within one (1) month of the change.

          During the first twelve (12) months after the Commencement Date, any increase in a TeleCard tariff shall not exceed [ ] of the tariff that applied at the Commencement Date except for any increase that is a direct result of increases in charges to TeleCard by the carrier in the country for which the increased tariff is to apply ("an Exempt Increase").

          If in any 12 month period (the first such period commencing on the Commencement Date and thereafter on each anniversary of the Commencement Date) the TeleCard tariffs applying for any country where the Service is offered is increased by more than [ ] other than by reason of Exempt Increases, Telecom may terminate this Agreement by giving not less than three (3) months' prior written notice to TeleCard.

12.       INDEPENDENT CONTRACTORS

The parties hereto are independent contractors with respect to each other and nothing contained herein shall be construed to create a joint venture, partnership, principal and agent or other relationship between the parties except that of independent contractors. TeleCard shall not act or attempt to act or represent itself directly or by implication as agent for Telecom, or in any manner assume or create or attempt to assume or create any obligation on behalf or in the name of Telecom.

13.       CONFIDENTIALITY

13.1 During the term of this Agreement the parties shall regard and preserve as proprietary all information related to the business and customers/Cardholders of the other party ("the releasing party") it receives or learns as a result of this Agreement ("Confidential Information"). The parties agree not to disclose any such Confidential Information without first obtaining the other party's prior written consent.

13.2 The parties agree to use the Confidential Information only for the purposes of fulfilling obligations under this Agreement. Except as provided in Section 10, no other rights or licenses to trade or service marks, inventions, copyrights, patents, or other intellectual property rights are implied or granted under this Agreement. Each party shall use reasonable care to avoid unauthorised disclosure or use of the other party's Confidential Information and not less than the same degree of care as it uses to protect its own confidential information of similar sensitivity. It is agreed that access to all Confidential Information shall be limited to only such employees or agents who need to know such information for the purpose of fulfilling obligations under this Agreement and that each party shall be liable for any unauthorised disclosure or use of the other party's Confidential Information by any of its employees or agents to whom such Confidential Information is disclosed.

13.3 All Confidential Information shall remain the property of the releasing party and such Confidential Information, including all copies thereof, shall be returned to the releasing party or destroyed after the need for it has expired, upon request and, in any event, promptly upon termination of this Agreement.

13.4 No party shall have any obligation with respect to Confidential Information to the extent, but only to the extent, that it:

          i) is already in the possession of the party free from any obligation to keep such information confidential;

          ii) is or becomes publicly known through no wrongful act of the party;

          iii) is rightfully received from a third party who has the right to deliver it without restriction and without breach of this Agreement;

          iv) is independently developed by the party without use of any Confidential Information of the releasing party; or

          v) must be disclosed pursuant to a court order or is required by any governmental or administrative authority having jurisdiction over the party and the party gives the releasing party prompt notice of the disclosure.

13.5 Without the prior written consent of the releasing party, the other party shall not directly solicit customers of the releasing party by utilising any Confidential Information of the releasing party. A Telecom Cardholder enrolled to use the Service under this Agreement shall be the customer of Telecom, and TeleCard shall have no proprietary rights with respect to such Cardholder.

13.6 Notwithstanding any other provision of this Section 13, except subsection 13.7, Telecom shall be entitled to disclose to its shareholder, the Commonwealth of Australia, or its nominee any Confidential Information of TeleCard contained in any books, documents or other papers of Telecom other than Confidential Information comprising confidential details of products, technical processes and know how including computer programs directly related to those products, technical processes or know how.

13.7 If Telecom is required to disclose Confidential Information of TeleCard to the Commonwealth of Australia or its nominee, Telecom shall:

          i)   promptly notify TeleCard of the disclosure requirement;

          ii) mark all such information required to be disclosed as "Commercial-in-Confidence"; and

          iii) advise the Commonwealth of the confidentiality of the information and request that the Commonwealth agree that it be treated as confidential information.

13.8 In sub section 13.6 the words "books, documents or other papers" include:

          i)   any book, map, plan, graph or drawing;

          ii)  any photograph;

          iii) any label, marking or other writing which identifies or describes anything of which it forms a part, or to which it is attached by any means whatsoever;

          iv) any disc, tape, sound track or other device in which sounds or other data (not being visual images) are embodied so as to be capable (with or without the aid of some other equipment) of being reproduced therefrom;

          v) any film (including a microfilm) negative, tape or other device in which one or more visual images are embodied so as to be capable (with or without the aid of some other equipment) of being reproduced therefrom; and

          vi) anything whatsoever on which is marked any words, figures, letters or symbols which are capable of carrying a definite meaning to persons conversant with them.

14.       TERM AND TERMINATION

14.1 Unless terminated earlier in accordance with sub section 14.2 or sub section 14.3, either party may terminate this Agreement without cause at any time after [ ], by giving not less than [ ] prior written notice to the other party.

14.2 Either party may terminate this Agreement by written notice to the other party if:

          i) the other party commits any material breach of this Agreement which is not capable of being remedied;

          ii) the other party commits a breach of this Agreement which is capable of being remedied and fails to remedy the breach within 30 days of receipt of written notice of default or within such longer period as may be specified in the notice of default;

          iii) the other party ceases, or proposes to cease to carry on business or to pay its debts as and when they fall due;

          iv) except for the purposes of a solvent reconstruction or amalgamation, an application is made, proceedings are commended, or a resolution is passed or proposed in a notice of meeting for the winding up, dissolution, official management or administration of the other party or the other party enters into any arrangement, compromise or composition with, or any assignment for the benefit of, its creditors or any class of them;

          v) a receiver, receiver and manager, official manager or provisional liquidator is appointed with respect to the other party or any of its assets; or

          vi) the other party, being a corporation incorporated outside Australia, becomes insolvent or suffers any event similar to any event referred to in paragraphs (iv) and (v).

14.3 Telecom may terminate this Agreement at any time in accordance with sub section 11.3.

14.4 Upon notice of termination of this Agreement, an orderly phase-out schedule shall be agreed between Telecom and TeleCard. Administrative Fees shall continue to be paid as set forth in
          Section 11 in respect of use of the Service by Telecom
          Cardholders before termination, as long as billing and collection are performed by Telecom.

14.5 Termination of this Agreement for any reason shall not release either party from any accrued liability to the other party. A party's right to terminate this Agreement as provided herein shall be without prejudice to any other rights provided to it under law or equity.

15.       [ ]

Telecom reserves the right to enter into agreements with other parties for their acceptance of the Telecom Card for [ ].

16.       ASSIGNMENT

Neither party shall assign or transfer all or any part of its rights under this Agreement. Any such assignment or transfer without the prior written approval of the other party shall be null and void and of no effect.

17.       WARRANTIES

Telecom shall not make any warranty regarding the Service to Telecom Cardholders beyond those made by TeleCard.

18.       INDEMNIFICATION

18.1 Indemnity by TeleCard. TeleCard shall indemnify and hold harmless Telecom and its respective affiliate corporations, and the officers, directors, employees and agents of each such corporation, from and against any and all liabilities, losses, claims, suits, complaints, proceedings, damages, costs, and expenses whatsoever, including reasonable outside attorneys' fees, resulting from any claim, complaint, action, proceeding, counterclaim or offset arising directly or indirectly out of TeleCard's performance under this Agreement or TeleCard's failure to perform in accordance with any of the terms and conditions of this Agreement.

18.2 Indemnity by Telecom. Telecom shall indemnify and hold harmless TeleCard, its affiliate corporations, and the officers, directors, employees and agents of each such corporation, from and against any and all liabilities, losses, claims, suits, complaints, proceedings, damages, costs, and expenses whatsoever, including reasonable outside attorneys' fees, resulting from any claim, complaint, action, proceeding, counterclaim or offset arising out of or resulting from the gross negligence or wilful misconduct of Telecom.

19.       GOVERNING LAW AND CONSENT TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New South Wales, Australia, in all respects, including matters of construction, enforcement and performance, without giving effect to the principles of choice of laws thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of or having jurisdiction in the State of New South Wales in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court.

20.       NOTICES

All notices, reports and other communications pursuant to or in connection with this Agreement shall be given by certified mail, facsimile, or courier service. Notices shall be deemed received from the date the telecopy, or the certified mail or courier message, is delivered to the applicable location described below:

To Telstra:    Mailing Address:Telecom Australia
                         Card Products Group
                         11/624 Bourke Street
                         Melbourne, Victoria, 3000
                         Australia

                         Attention: Mr Rick Arden

               Facsimile Number+61 3 634 2510

To TeleCard    Mailing Address:Executive TeleCard SA
                         Rue de la Morache 14
                         1260 Nyon, Switzerland

                         Attention:

               Facsimile Number+41 22 61 0227

21.       COMPLIANCE WITH LAWS

TeleCard agrees to comply with any and all laws and regulations regulating its activities and services, including the Service. TeleCard agrees to pass on and provide to Telecom any benefits, discounts or refunds related to the Service that it receives as a result of revisions to Federal Communications Commission or other applicable rules and regulations.

22.       SEVERABILITY

If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, provided that such invalidity does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants or conditions.

23.       WAIVER

The failure of either party to require the performance of any of the terms and conditions of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term or condition, nor be deemed a waiver of any subsequent breach.

24.       ENTIRE AGREEMENT

This Agreement comprises the entire understanding between the parties and supersedes all prior agreements and understandings related to its subject matter. This Agreement may not be amended, changed, modified, waived, discharged or terminated except by a writing signed by both parties.

25.       HEADINGS

The headings in this Agreement are for convenience and reference only and shall not limit or affect any of the terms and conditions herein.

26.       GENERAL

The use of any gender shall include all genders, and the use of any number shall be construed as the singular or the plural, as the context may require.

27.       SURVIVAL

The rights and obligations set forth in Sections 10 (Trademarks), 13 (Confidentiality), 14 (Term and Termination), 18 (Indemnification) and 19 (Governing Law) of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors, heirs and assigns, for acts connected with performance or conduct during the course of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorised representatives as of the day and year first set forth below.

TELSTRA CORPORATION LIMITED.

By Phillip Hastings

Signed /s/ Phillip Hastings

Title  General Manager, International Network Products

Date  3 August 1993


EXECUTIVE TELECARD SA

By Daryl Engelman

Signed /s/ D Engelman

Title Vice President of Operations and Chief Operating Officer

Date  July 23, 1993

                             APPENDIX A (Part 1)

                    EXECUTIVE TELECARD SERVICE LOCATIONS
                              As at 1 July 1993


  Direct Dialled                          Operator Assisted

Andorra                            Abi Dhabi             Northern Island
Austria                            Andorra               Norway
Bahrain                            Austria               Oman
Belgium                            Bahamas               Peru
Canada                             Bahrain               Philippines
Denmark                            Belgium               Portugal
Finland                            Brazil                Qatar
France                             Canada                San Marino
Germany                            Canary Islands        Singapore
Gibraltar                          Chile                 South Korea
Hong Kong                          Columbia              Spain
Iceland                            Costa Rico            Sweden
Republic of Ireland                Cyprus                Switzerland
Italy (Incl Vatican City           Denmark               Taiwan
and San Marino)                    Dominican Republic    Turkey
Japan                              Dubai                 Uraguay
Liechtenstein                      Finland               US Virgin Islands
Luxembourg                         France                Venezuela
Malaysia                           Germany
Monaco                             Gibraltar
Netherlands                        Greece
Norway                             Hong Kong
New Zealand                        Hungary
Oman                               India
Philippines                        Ireland
Singapore                          Israel
Spain (incl Canary Is. and         Italy (incl. Vatican City)
Majorca)                           Jamaica
Sweden                             Japan
Switzerland                        Kuwait
Taiwan                             Liechtenstein
Thailand                           Luxembourg
United Kingdom (incl.              Madeira
Guernsey, Ilse of Man, Jersey      Majorca
and Northern Ireland)              Malaysia
United States of America           Mexico
                                   Monaco
                                   Netherlands
                                   New Zealand

                             APPENDIX A (Part 2)

                EXECUTIVE TELECARD PLANNED SERVICE LOCATIONS
                              As at 1 July 1993


  Direct Dial                              Operator Assist

      [ ]                                     Argentina
      [ ]                                       Chile
     Chile                                       [ ]
      [ ]                                        [ ]
      [ ]                                        [ ]
      [ ]                                     Columbia
      [ ]                                        [ ]
      [ ]                                     Venezuela
      [ ]                                        [ ]
 South Africa                                    [ ]
                                                 [ ]
                                                 [ ]
                                                 [ ]
                                                 [ ]
                                                 [ ]

                                 APPENDIX B

               EXECUTIVE TELECARD AGREEMENT CHARGEBACK REASONS


The following details the applicable set of chargeback reasons for the
Service:

WARNING BULLETIN - 45 DAYS
This chargeback is to be used if the transaction received contains an Account Number which had been notified by Telecom on any RCL listing and transmitted to TeleCard more than 6 hours before the usage of the particular Telecom Card is attempted.

Telecom may effect a chargeback with respect of such transaction within 45 days of the transaction date. For purposes of this chargeback, the transaction date will be considered the date that the call is placed. If the record has no transaction date, Telecom may exercise this chargeback if the Account Number appeared on any RCL notification on any date within 15 (fifteen) calendar days prior to the central processing date.

CARD SHOULD BE ON SUSPENDED/CANCELLED LIST
This chargeback reason may be used when a call is switched and billed during a period the Telecom Card used should have been on TeleCard's lists of suspended and/or cancelled cards, i.e. activity on the card met the criteria which had been agreed between TeleCard and Telecom (see
Section 3.3(iii)) for deciding if and when a card should be so suspended or cancelled.

CARD NOT CORRECTLY VALIDATED.
(Not applicable until "on-us" validation is introduced)

This chargeback reason may be used when a call is connected and billed by TeleCard but a positive validation was not received by TeleCard from Telecom prior to the placement of the call.

DUPLICATE PROCESSING - 120 DAYS
This chargeback applies when a single transaction is presented two or more times to Telecom for the same Cardholder Account Number.

Telecom may effect a chargeback with respect of such transaction within 120 days of the transaction date. For purposes of this chargeback, the transaction date will be considered the date that the call is placed.

LATE PRESENTATION - 180 DAYS
The transaction date is more than 30 days prior to the central processing date. This chargeback will apply if TeleCard fails to transmit a transaction to Telecom within 180 days of that transaction.

Telecom may affect a chargeback with respect of such transaction within 180 days of the transaction date. For purposes of this chargeback, the transaction date will be considered the date that the call is placed.